Exhibit 99(d)(73)

FEE WAIVER AGREEMENT

GUIDESTONE FUNDS

2401 Cedar Springs Road

Dallas, Texas 75201-1498

May 1, 2016

GuideStone Financial Resources of the Southern Baptist Convention

GuideStone Resource Management, Inc.

2401 Cedar Springs Road

Dallas, Texas 75201-1498

Ladies and Gentlemen:

GuideStone Funds, a Delaware business trust (“the Trust”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended. This Agreement pertains to the series of the Trust (each, a “Fund” and collectively, the “Funds”) that are listed on Schedule A, which is attached to and is part of this Agreement.

You hereby agree, during the period from May 1, 2016 to April 30, 2017, with respect to any Fund that invests in a class of another Fund that charges shareholder service fees (“Underlying Fund”), to waive fees of the investing Fund in the amount of shareholder service fees charged by the Underlying Fund with respect to that investment. The Trust agrees to furnish or otherwise make available to you such copies of its financial statements, reports and other information relating to its business and affairs as you may, at any time or from time to time, reasonably request in connection with this Agreement.

This Agreement is made and to be performed principally in the State of Texas, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas. Any amendment to this Agreement shall be in writing signed by the parties hereto.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

GUIDESTONE FUNDS, on behalf of each Fund listed on Schedule A

By:

Name:

Title:

The foregoing agreement is hereby accepted as of May 1, 2016

GUIDESTONE FINANCIAL RESOURCES OF THE SOUTHERN BAPTIST CONVENTION

By:

Name:

Title:

GUIDESTONE RESOURCE MANAGEMENT, INC.

By:

Name:

Title:

SCHEDULE A

MyDestination 2005 Fund

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

MyDestination 2055 Fund

Conservative Allocation Fund

Balanced Allocation Fund

Growth Allocation Fund

Aggressive Allocation Fund

Money Market Fund

Low-Duration Bond Fund

Medium-Duration Bond Fund

Extended-Duration Bond Fund

Inflation Protected Bond Fund

Global Bond Fund

Flexible Income Fund

Defensive Market Strategies Fund

Equity Index Fund

Real Estate Securities Fund

Value Equity Fund

Growth Equity Fund

Small Cap Equity Fund

International Equity Index Fund

International Equity Fund

Emerging Markets Equity Fund

Global Natural Resources Equity Fund